DESCRIPTION OF COMMON STOCK General Southwest Airlines Co. (the "Company," "we," or "our") is incorporated in the State of Texas. The rights of our shareholders are generally covered by Texas law and our certificate of formation and bylaws (each as amended and restated and in effect on the date hereof). The terms of our common stock are therefore subject to Texas law, including the Texas Business Organizations Code (the “TBOC”), and the common and constitutional law of Texas. This exhibit describes the general terms of our common stock. This is a summary and does not purport to be complete. Our certificate of formation and bylaws as they exist on the date of this Quarterly Report on Form 10-Q are incorporated by reference or filed as an exhibit to the Quarterly Report on Form 10-Q of which this exhibit is a part, and amendments or restatements of each will be filed with the Securities and Exchange Commission (the "SEC") in future periodic or current reports in accordance with the rules of the SEC. You are encouraged to read these documents. For more detailed information about the rights of our common stock, you should refer to our certificate of formation and bylaws and the applicable provisions of Texas law, including the TBOC, for additional information. Authorized Capital Stock We are authorized to issue 2,000,000,000 shares of common stock, $1.00 par value. We are not authorized to issue shares of preferred stock. Voting Rights Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders. No shareholder has the right of cumulative voting. With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas law or our certificate of formation, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting of shareholders at which a quorum is present; provided that, for purposes thereof, all abstentions and broker nonvotes shall not be counted as voted either for or against such matter. Directors shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present; provided that, if the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. For purposes thereof, (i) a majority of the votes cast means that the number of votes cast for a director must exceed the number of votes cast against that director, and (ii) abstentions and broker nonvotes shall not be counted as votes cast either for or against any nominee for director. Directors may be removed with or without cause, by vote of the holders of a majority of the shares then entitled to vote for the election of directors. Dividend Rights Holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available therefor. 4877-5646-9458

2 Liquidation Rights In the event of our liquidation, the holders of our common stock will be entitled to share ratably in any assets remaining after payment of all debts and other liabilities. Certain Business Combination Restrictions Section 21.606 of the TBOC restricts certain business combinations between us and an affiliated shareholder (beneficial ownership of 20% or more of the voting power of our stock entitled to vote for directors) for three years after the shareholder becomes an affiliated shareholder. The restrictions do not apply if the board of directors approved the transaction that caused the shareholder to become an affiliated shareholder or if the business combination is approved by the affirmative vote of two-thirds of our voting stock that is not beneficially owned by the affiliated shareholder at a meeting of shareholders called for that purpose within six months of the affiliated shareholder’s acquiring the shares. Although we may elect to exclude ourselves from the restrictions imposed by Section 21.606, our certificate of formation does not do so. Shareholder Rights Plan On July 2, 2024, our board of directors adopted a shareholder rights plan and declared a dividend of one right (a “Right”) in respect of each issued and outstanding share of our common stock. The dividend is payable to the shareholders of record at the close of business on July 15, 2024 (the “Record Date”). The terms of the Rights are set forth in the Rights Agreement, dated as of July 2, 2024 (as it may be amended from time to time, the “Rights Agreement”), by and between the Company and Equiniti Trust Company, LLC, as rights agent (or any successor rights agent, the “Rights Agent”). In general terms, the Rights Agreement imposes significant dilution upon any person or group (other than the Company or certain related persons) that is or becomes the beneficial owner of 12.5% (the “Triggering Percentage”) or more of our outstanding common stock without the prior approval of our board of directors. A person or group that becomes the beneficial owner of the Triggering Percentage or more is called an “Acquiring Person.” Any Rights held by an Acquiring Person will be null and void and may not be exercised. Shareholders that beneficially own the Triggering Percentage or more of our outstanding common stock on the date the plan is adopted, are not considered Acquiring Persons; however, such shareholders generally may not acquire, or obtain the right to acquire, beneficial ownership of one or more additional shares of our outstanding common stock. The term “beneficial ownership” is defined in the Rights Agreement and includes, among other things, certain securities that may be exercised or converted into shares of common stock and certain derivative arrangements. The Rights. Each Right initially entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one ten-thousandth (a “Unit”) of a share of common stock, at a price equal to the quotient of $170.00 divided by ten thousand for each Unit of a share of common stock, subject to certain adjustments (as adjusted from time to time, the “Exercise Price”). Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. Exercisability. Subject to certain exceptions, the Rights will not be exercisable until the earlier to occur of: i. the close of business on the tenth business day after a public announcement or filing that a person has, or group of affiliated or associated persons have, become an Acquiring Person, subject to certain exceptions, or

3 ii. the close of business on the tenth business day after the date that a tender offer or exchange offer is first published or sent or given by any person or group of affiliated or associated persons, the consummation of which would result in such person or group becoming an Acquiring Person. The date the Rights become exercisable is referred to as the “Distribution Date.” With respect to certificates representing shares of common stock outstanding as of the Record Date, until the earlier of the Distribution Date and the Expiration Date (as defined below), the Rights will be evidenced by such certificates for shares of common stock registered in the names of the holders thereof, and not by separate Rights Certificates (as defined below). With respect to book entry shares of common stock outstanding as of the Record Date, until the earlier of the Distribution Date and the Expiration Date, the Rights will be evidenced by the book entry account system that evidences record ownership of such shares. Until the earlier of the Distribution Date and the Expiration Date, the transfer of any shares of common stock outstanding on the Record Date will also constitute the transfer of the Rights associated with such shares of common stock. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of our common stock as of the close of business on the Distribution Date, and such Rights Certificates alone will evidence the Rights, subject to certain adjustments. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates and the Rights shall be transferable separately from our common stock. Flip-In Event. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than the Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof (which will thereupon become null and void), will, following the Distribution Date, have the right to receive upon exercise of a Right that number of shares of common stock (or at the option of the Company, other securities of the Company) having a market value of two times the Exercise Price, unless the Rights were earlier redeemed or exchanged. Flip-Over Event. In the event that, after a person or group of affiliated or associated persons has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of the Company’s consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof, which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the Exercise Price of the Right. Expiration. The Rights are not exercisable until the Distribution Date. The Rights will expire prior to the earliest of (i) the close of business on July 1, 2025; (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement; (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement; and (iv) upon the occurrence of certain transactions (the earliest of (i), (ii), (iii) and (iv) is referred to as the “Expiration Date”). Exchange. At any time after any person or group of affiliated or associated persons becomes an Acquiring Person, our board of directors, at its option, may, in lieu of allowing the Rights to be exercised, exchange the Rights (other than Rights beneficially owned by such Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof, which will have become null and void), in whole or in part, for shares of common stock, at an exchange ratio of one share of common stock per outstanding Right (subject to adjustments). Redemption. At any time before a person becomes an Acquiring Person but prior to the Expiration Date, our board of directors may authorize the redemption of the Rights in whole, but not in part, at a price

4 of $0.001 per Right (subject to certain adjustments) (the “Redemption Price”), payable, at the option of the Company, in cash, shares of common stock or such other consideration as our board of directors shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon the action of our board of directors ordering the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. Anti-Dilution Provisions. The Exercise Price payable, and the number of shares of common stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, our common stock, (ii) upon the grant to holders of our common stock of certain rights or warrants to subscribe for or purchase common stock or convertible securities at less than the then-current market price of our common stock or (iii) upon the distribution to holders of our common stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the number of shares of common stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split, reverse stock split, stock dividends and other similar transactions involving our common stock. With certain exceptions, no adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price. No fractional shares of common stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of our common stock on the last trading day prior to the date of exercise. Amendments. For so long as the Rights are redeemable, the Company may from time to time in its sole discretion supplement or amend the Rights Agreement in any respect without the approval of any holders of Rights, and the Rights Agent shall, if the Company so directs, execute such supplement or amendment. At any time when the Rights are not redeemable, the Company may amend or supplement the Rights Agreement without the approval of any holders of Rights, including, without limitation, in order to (i) cure any ambiguity, (ii) correct or supplement any provision of the Rights Agreement that may be defective or inconsistent with any other provisions of the Rights Agreement, (iii) shorten or lengthen any time period in the Rights Agreement or (iv) otherwise change, amend or supplement any provision that the Company may deem necessary or desirable. However, from and after the time when the Rights are no longer redeemable, the Rights Agreement may not be amended or supplemented in any manner that would, among other things, adversely affect the interests of the holders of Rights (other than holders of Rights that have become null and void). Certain Provisions of Our Certificate of Formation and Bylaws Advance Notice for Shareholder Proposals and Director Nominations Our bylaws establish advance notice procedures with regard to shareholder proposals to be included in the Company’s proxy statements, shareholder nominations of directors to be included in the Company’s proxy statements, shareholder nominations of directors and other proposals of business to be presented at an annual meeting of shareholders but not included in the Company’s proxy statements, and shareholder proxy solicitations for shareholder director nominees. Generally, the advance notice provisions require that shareholder proposals to be included in the Company’s proxy statement be provided to us not less than 120 days before the release date of the Company’s proxy statement in connection with the last annual meeting, director nominations be provided to us between 120 and 150 days before the anniversary of our last annual meeting, and shareholder proposals to be presented at the annual meeting but not included in the Company’s proxy statement be provided to us between 60 and 90 days before the anniversary of our last annual meeting in order to be properly brought before a shareholder meeting. The notice must set forth specific information regarding that shareholder and that business or director nominee, as described in our bylaws. This

5 requirement is in addition to those set forth in the rules and regulations adopted by the SEC under the Securities Exchange Act of 1934. Proxy Access Our bylaws permit a shareholder, or a group of up to 20 shareholders (with funds having specified relationships constituting a single shareholder), owning three percent or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to 20 percent of our board of directors (rounded down to the nearest whole number) or two directors, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. Special Meetings of Shareholders Our bylaws provide that special meetings of shareholders may be called by the chair of the board of directors, the president, or the chief executive officer and shall be called by the secretary upon written request, stating the purpose or purposes therefor, by (i) a majority of the whole board of directors or (ii) one or more shareholders of record that, at the time a request is delivered, collectively own at least 10% (or such greater percentage not exceeding a majority as may be specified in our certificate of formation from time to time) of all of the shares entitled to vote at the proposed special meeting. The request for a special meeting must set forth specific information regarding the business to be conducted at the special meeting, as described in our bylaws. No Shareholder Action by Written Consent Our bylaws provide that shareholders may not act by written consent in lieu of a meeting. Exclusive Forum for Adjudication of Disputes Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the United States District Court for the Northern District of Texas or, if such court lacks jurisdiction, the state district court of Dallas County, Texas, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders; (c) any action asserting a claim against the Company or any director, officer, or other employee of the Company pursuant to any provision of our certificate of formation or our bylaws or the TBOC; and (d) any action asserting a claim against the Company or any director, officer, or other employee of the Company governed by the internal affairs doctrine. Our bylaws further provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of complaints asserting a cause of action under the Securities Act of 1933. Potential Anti-Takeover Effect Some provisions of our certificate of formation and bylaws could make the acquisition of control of our Company and/or the removal of our existing management more difficult, including those that provide as follows: • cumulative voting in the election of our board of directors, which would otherwise allow less than a majority of shareholders to elect director candidates, is prohibited under our certificate of formation;

6 • our board of directors fixes the size of the board of directors, may create new directorships and may appoint new directors to serve in such newly created positions until the next election of one or more directors by our shareholders; • our board of directors may amend or repeal our bylaws, or adopt new bylaws, unless (a) such power is reserved exclusively to our shareholders in whole or part by our certificate of formation or the laws of Texas or (b) our shareholders in amending, repealing, or adopting a particular bylaw have expressly provided that our board of directors may not amend or repeal that bylaw; • all shareholder actions must be taken at a regular or special meeting of our shareholders and cannot be taken by written consent without a meeting; • we have advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors; • our directors may be removed with or without cause by vote of the holders of a majority of the shares then entitled to vote for the election of directors; and • unless we consent in writing to the selection of an alternative forum, (a) the United States District Court for the Northern District of Texas or, if such court lacks jurisdiction, the state district court of Dallas County, Texas, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for certain types of actions or proceedings and (b) the federal district courts shall be the sole and exclusive forum for causes of action under the Securities Act. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and that these benefits outweigh the disadvantages of discouraging the proposals. Negotiating with the proponent could result in an improvement of the terms of the proposal. Other Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision. The outstanding shares of our common stock are fully paid and non- assessable. Stock Exchange Listing Our common stock is traded on the New York Stock Exchange under the symbol “LUV.” Transfer Agent and Registrar The transfer agent and registrar for our common stock is EQ Shareowner Services at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100.